Exhibit 99.1

SUNation Energy ANNOUNCES REVERSE STOCK SPLIT

RONKONKOMA, N.Y., April 16, 2025 - SUNation Energy, Inc. (Nasdaq: SUNE) (“SUNation” or “the Company”), a leading provider of sustainable solar energy and backup power solutions for households, businesses, and municipalities, today announced that its Board of Directors approved a 200 - for 1 reverse stock split of the Company’s outstanding common stock effective 12:01 a.m. Eastern Time on April 21, 2025.

The Company’s common stock will continue to trade under the symbol “SUNE” and it is expected to open for trading on Nasdaq on April 21, 2025 on a post-split basis. The new CUSIP number for the common stock following the reverse stock split will be 72303P503.

The ratio of the reverse stock split is within the range approved by shareholders at a Special Meeting of Shareholders held on April 3, 2025. The reverse stock split is primarily intended to increase the market price per share of the Company’s common stock to regain compliance with the minimum bid price required for continued listing on The Nasdaq Capital Market.

Upon the effectiveness of the reverse stock split, every 200 shares of issued and outstanding Company common stock at the close of business on April 17, 2025 will be automatically combined into one issued and outstanding share of common stock, with no change in par value per share. The total shares outstanding stands at 672,799,910 as of April 11, 2025. The split, once effective, will result in there being approximately 3,364,000 shares outstanding immediately thereafter.

The reverse stock split does not reduce the number of shares of the Company’s authorized common stock. No fractional shares will be issued as a result of the reverse stock split and all such fractional interests will be rounded up to the nearest whole number of shares of common stock. The reverse stock split will affect all common shareholders uniformly and will not alter any shareholder’s percentage interest in the Company’s common stock, except to the extent that the reverse stock split results in some shareholders experiencing an adjustment of a fractional share as described above.

Shareholders holding their shares electronically in book-entry form are not required to take any action to receive the post-split shares. Shareholders holding physical share certificates will receive information from EQ Shareowner Services, the Company’s transfer agent, regarding the process for exchanging their shares of common stock. Shareholders with questions may contact the Company’s transfer agent by calling 800-401-1957.

Additional information about the reverse stock split can be found in the Company’s definitive proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) on March 10, 2025, which is available at the SEC’s website, www.sec.gov.

About SUNation Energy, Inc.

SUNation Energy, Inc. is focused on growing leading local and regional solar, storage, and energy services companies nationwide. Our vision is to power the energy transition through grass-roots growth of solar electricity paired with battery storage. Our portfolio of brands (SUNation, Hawaii Energy Connection, E-Gear) provide homeowners and businesses of all sizes with an end-to-end product offering spanning solar, battery storage, and grid services. SUNation Energy, Inc.’s largest markets include New York, Florida, and Hawaii, and the company operates in three (3) states.

Forward Looking Statements

Our prospects here at SUNation Energy Inc. are subject to uncertainties and risks. This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. The Company intends that such forward-looking statements be subject to the safe harbor provided by the foregoing Sections. These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management. Therefore, actual results could differ materially from the forward-looking statements contained in this presentation. The Company cannot predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. The reader should consider statements that include the words "believes", "expects", "anticipates", "intends", "estimates", "plans", "projects", "should", or other expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking. We caution readers not to place undue reliance upon any such forward-looking statements. The Company does not undertake to publicly update or revise forward-looking statements, whether because of new information, future events or otherwise. Additional information respecting factors that could materially affect the Company and its operations are contained in the Company's filings with the SEC which can be found on the SEC's website at www.sec.gov.

Contacts:

Scott Maskin
Chief Executive Officer
+1 (631) 823-7131

smaskin@sunation.com

SUNation Energy Investor Relations
IR@sunation.com